Exhibit 99.1

August 15, 2013

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has continued its suspension of dividend distributions for the quarter ended June 30, 2013 due to the fact that the Company’s property is not expected to generate positive cash flow for the near term.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 859,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 60% leased at the end of the second quarter of 2013. During the first six months of 2013, management has executed three new leases that total 36,971 square feet. Management continues to be encouraged with the healthy tour activity at the Property by potential tenants, but believes that office buildings in the East Loop, the Property’s specific CBD submarket, continue to struggle with high vacancies and disappointing net absorption. Class “A” and “B” office buildings in the East Loop remained roughly 18% vacant at the end of the second quarter of 2013 as compared to the entire CBD which was approximately 15% vacant at the end of the second quarter. The East Loop recorded negative net absorption during the second quarter of 2013 and reported slightly negative net absorption for the first half of 2013. The East Loop office market has had difficulty stabilizing during the past five years, with several office properties losing anchor tenants and experiencing declining occupancies. Tenant improvement and leasing costs have risen during this time; and, consequently, the amount of capital necessary to attract good tenants to sign long-term leases has climbed significantly.

As previously communicated to shareholders, the Property’s two largest tenants departed and/or downsized significantly during calendar 2012 which decreased occupancy and left the Property at approximately 45% leased. During 2012, management signed leases for approximately 176,000 square feet with four companies including XPO Logistics, Maximus, Kelly Scott & Madison and AECOM Technology. Subsequent to quarter end, Groupon finished moving out of the building, and their lease expired as of July 31, 2013.

Although management has plenty of work remaining to stabilize the Property, we believe that the Company has the capital to fund the estimated tenant improvement costs and leasing commissions necessary to re-lease the vacant space. We have been saving rental cash flow over the last few years by keeping dividend levels lower. We expect no or lower dividend distributions will continue until occupancy levels at the Property recover and we have a better idea of the Property’s actual future capital and leasing needs. The Company’s existing cash reserves totaled approximately $19,000,000 as of June 30, 2013. In addition, in August 2011, we secured a $35,000,000 loan from John Hancock Life Insurance Company to be used for just such re-leasing costs. As of June 30, 2013, the Company had utilized approximately $8,200,000 of the loan proceeds for leasing purposes.

Even though market leasing conditions are only slowly improving, management continues to be encouraged about the prospects for eventually leasing the Property’s large existing vacancy. If we can stabilize the Property at a high occupancy level with long-term quality rental income streams from credit-worthy tenants, we could create value for all of us as shareholders. It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors. If successful in re-leasing the large vacancy under favorable terms, the opportunity for increased dividends and/or a sale of the Property at an attractive price would be targeted objectives. Any sale of the Property would be subject to a number of conditions, including approval by the Company’s Board of Directors and a majority of the holders of the Company’s preferred stock.

The Property continues to be maintained in excellent physical condition and has never looked better. Any shareholder who would like to visit the Property is welcomed and encouraged to do so. Just let us know when you will be in Chicago, and we will arrange a tour.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 303 East Wacker Drive Corp.

The Company’s quarterly filing on Form 10-Q will be submitted to the SEC within approximately 45 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

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FSP 303 East Wacker Drive Corp. - Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
2013				$24,416

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

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